                                                                   Exhibit 10.33


                           FIELDWORKS, INCORPORATED
                     NON-INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT, made as of this 21st day of January, 1997, by and between FieldWorks, Incorporated, a Minnesota corporation (the "Company"), and David C. Malmberg ("Optionee").

     WHEREAS, the Company pursuant to its FieldWorks, Incorporated 1994 Long-Term Incentive and Stock Option Plan (the "Plan") wishes to grant this stock option to Optionee;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Grant of Option. The Company hereby grants to Optionee the right and option ("the Option") to purchase all or any part of an aggregate of 100,000 shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock"), of the Company at a price per share equal to the Price to Public on the effective date of the Company's registration statement for its initial public offering on the terms and conditions set forth herein. The Option is not intended to be entitled to treatment as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Duration and Exercisability. The Option may not be exercised by Optionee except as set forth below, and the Option shall in all events terminate 10 years from the date hereof. Subject to the other terms and conditions set forth herein, the Option shall vest and may be exercised by Optionee as follows:


                                                       Percentage
                On or after each of              of Shares as to which the
                the following dates                 Option is exercisable
                -------------------             --------------------------

                January 20, 2007..........................100%;

                provided, however, that 25% of the Option shall vest immediately as of the date of this Option, and the vesting of the rest of the Option shall accelerate by the cumulative increments described below if the objectives described are achieved within the time periods indicated:

                a. If, in the final determination of
                   the Board of Directors, a management
                   team has been put in place on or before
                   July 21, 1997...........................25%;

                b. The last day of the quarter in which
                   the Company's revenues first reach
                   $7.5 million AND the Company achieves
                   a net profit
               during such quarter........................25%

            c. The last day of the quarter in which the
               Company's revenues first reach $12.5 million
               AND the Company achieves a net profit of
               10% during such quarter................... 25%

During the lifetime of Optionee, the Option shall be exercisable only by Optionee. The Option shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution.

     3.  Termination of Directorship
         ---------------------------

     (a) If Optionee ceases to serve as Director of the Company (including termination due to inability to continue service as Director with the Company as a result of Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code)), Optionee may exercise the Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that Optionee is not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option (which he was entitled to exercise) within the term of the Option, the Option shall terminate.

     (b) Notwithstanding the provisions of Section 3(a) above, if Optionee dies during the term of the Option:

          (i) If Optionee was at the time of death serving as Director and had been in Continuous Status as a Director since the date of grant of the Option, then the Option may be exercised by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had Optionee continued living and remained in Continuous Status as Director for six months after the date of death.

          (ii) If Optionee's death occurred within 30 days after the termination of Optionee's Continuous Status as Director, then the Option may be exercised by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination of Continuous Status as Director.

     4.  Manner of Exercise.
         ------------------

     (a) The Option may only be exercised by Optionee or other proper party within the option period by delivering written notice of exercise to the Company at its principal executive office. The notice shall state the number of Shares as to which the Option is being exercised and shall be accompanied by payment in full of the option price for all of the Shares designated in the notice.

     (b) Optionee may, at the Company's election, pay the option price in cash, by check (bank check, certified check or personal check) or by any other means set forth in the Plan.

     (c) The exercise of the Option is contingent upon receipt from Optionee (or other proper person exercising the Option) of a representation that, at the time of such exercise, it is Optionee's intention to acquire the Shares being purchased for investment and not with a view to the distribution or sale thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); provided, however, that the receipt of such representation shall not be required upon exercise of the Option if, at the time of such exercise, the issuance of the Shares subject to the Option shall have been properly registered under the Securities Act and all applicable state securities laws. Such representation shall be in writing and in such form as the Company may reasonably request. The certificate representing the Shares so issued for investment shall be imprinted with an appropriate legend setting forth all applicable restrictions on their transferability.

     5. Adjustments. If Optionee exercises all or any portion of the Option subsequent to any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate or capital structure of the Company, Optionee shall then receive for the aggregate price paid by him or her on such exercise, the number and type of securities or other consideration which he or she would have received if the Option had been exercised prior to the event changing the outstanding Common Stock in order to prevent dilution or enlargement of the rights granted hereunder.

     6.  Miscellaneous.
         -------------

     (a) The Option is issued pursuant to the Plan and is subject to its terms. Optionee hereby acknowledges receipt of a copy of the Plan. The Plan is also available for inspection during business hours at the principal office of the Company.

     (b) Optionee shall have none of the rights of a shareholder with respect to the Shares until such Shares shall have been issued to him or her upon exercise of the Option.

     (c) The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements thereof. The exercise of all or any part of the Option shall only be effective at, and may be deferred until, such time as the sale of the Shares pursuant to such exercise will not violate any federal or state securities laws, it being understood that the Company shall no obligation to register the issuance or sale of the Shares for such purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                        FIELDWORKS INCORPORATED



                                        By
                                           -------------------------------------
                                           Gary J. Beeman
                                           President and Chief Executive Officer


                                        ----------------------------------------
                                        David C. Malmberg